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                                                                    EXHIBIT 99.1


                            (CIVITAS BANKGROUP LOGO)

                      810 Crescent Centre Drive, Suite 320
                               Franklin, TN 37067
                      office 615.263.9500 fax 615.383.8830


FOR IMMEDIATE RELEASE                       Contact:   Mike Alday
                                                       Alday Communications
                                                       615.791.1535


              CUMBERLAND BANK EXPANDS ATM NETWORK THROUGH WALGREENS
                     AGREEMENT PLACES MACHINES IN 35 STORES

FRANKLIN, Tenn (October 27, 2005) - Civitas BankGroup (OTC: CVBG) Cumberland Bank has reached an agreement with First Regents Bancservices, LLC, to place Branded Automated Teller Machines in 35 Walgreens stores in Williamson, Sumner, Davidson, Rutherford and Wilson counties, announced Danny Herron, President. The machines are expected to be installed during the fourth quarter and will bring the total number of Cumberland Bank ATMs in Middle Tennessee to 55.

"Our focus this year has been to increase convenience and accessibility for our Cumberland Bank customers," said Herron. "This partnership with the 9th largest U.S. retailer furthers our goal to expand our presence in Middle Tennessee."

Cumberland Bank offers full-service banking including relationship checking, savings and sweep accounts as well as commercial, consumer, construction, and mortgage loans. It is a division of Civitas BankGroup, a multi-bank holding company operating 11 banking centers in Middle Tennessee. For more information, visit www.cumberlandbank.com.

First Regents Bancservices, LLC, is a full-service Independent Sales and Service Organization offering ATM hardware, service, branding, placements, kiosks and developer of the MoneyTower surcharge-free ATM network. For more information, visit www.firstregents.com.

THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS DESCRIBING OUR FUTURE PLANS, PROJECTIONS, STRATEGIES AND EXPECTATIONS, ARE BASED ON ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND OUR CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED DUE TO CHANGES IN INTEREST RATES, COMPETITION IN THE INDUSTRY, CHANGES IN LOCAL AND NATIONAL ECONOMIC CONDITIONS AND VARIOUS OTHER FACTORS. ADDITIONAL INFORMATION CONCERNING SUCH FACTORS, WHICH COULD AFFECT US, IS CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.



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